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         EXHIBIT (11)----STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

Earnings per share computations assumes the exercise of stock warrants and options to purchase shares of common stock. The shares assumed exercised are based on the weighted average number of warrants and options outstanding during the period. Under the treasury stock method of computing earnings per share, the number of shares of treasury stock assumed to be repurchased is limited to 20% of common stock outstanding, with the remaining shares assumed to be newly issued and with the excess proceeds assumed to have reduced long-term borrowings outstanding for the periods.

EARNINGS PER SHARE FOR THE PERIOD ENDED MARCH 31,1997

Application of assumed proceeds ($1,915,100):
  Toward repurchase of outstanding common shares at       $1,915,100
    March 31, 1997 market price of $5.833 per share

  Reduction of borrowings under line of credit                     0
                                                          ----------
                                                          $1,915,100
                                                          ==========
Adjustments of net income:
  Actual net income                                        1,284,245
  Interest expense reduction                                       0
                                                          ----------
Adjusted net income (A)                                    1,284,245

Adjustment of shares outstanding:
  Actual outstanding                                       8,126,466
  Net additional shares issuable (451,358-328,322)           123,036
                                                          ----------
  Adjusted shares outstanding (B)                          8,249,502
                                                          ==========

Net income per common share (A) divided by (B)            $     0.16
                                                          ==========

EARNINGS PER SHARE FOR THE PERIOD ENDED MARCH 31,1996

Application of assumed proceeds ($6,862,711):
  Toward repurchase of outstanding common shares at       $6,862,711
    March 31, 1995 market price of $7.521 per share

  Reduction of borrowings under line of credit                     0
                                                          ----------
                                                          $6,862,711
                                                          ==========
Adjustments of net income:
  Actual net income                                          759,289
  Interest expense reduction                                       0
                                                          ----------
Adjusted net income (A)                                      759,289


Adjustment of shares outstanding:
  Actual outstanding                                       5,015,657
  Net additional shares issuable (3,621,164-912,473)       2,708,691
                                                          ----------
  Adjusted shares outstanding (B)                          7,724,348
                                                          ==========

Net income per common share (A) divided by (B)            $     0.10
                                                          ==========

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RECENT PRONOUNCEMENT

In February 1997, the Financial Accounting Standards Board issued Statement No.
128, Earnings Per Share (SFAS No. 128), which establishes new standards for computing and presenting earnings per share. The provisions of SFAS No. 128 are effective for earnings per share calculations for periods ending after December
15, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods.
If the Company had adopted the provisions of SFAS No. 128, the results would have been as follows:

                                                       Quarter Ended March 31
                                                       ----------------------
                                                        1997           1996
                                                        ----           ----
Earnings per common share - basic                       $.16           $.15
Earnings per common share - diluted                     $.16           $.10